As filed with the Securities and Exchange Commission on July 24, 2012:
Registration Statement No. 333-97419
Registration Statement No. 333-107337
Registration Statement No. 333-110775
Registration Statement No. 333-110777
Registration Statement No. 333-123617
Registration Statement No 333-123620
Registration Statement No. 333-137766
Registration Statement No 333-137767
Registration Statement No. 333-144707
Registration Statement No. 333-144708

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97419
Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107337
Post-effective Amendment No. 1 to Form S-8 Registration Statement No.333-110775
Post-effective Amendment No. 1 to Form S-8 Registration Statement No.333-110777
Post-effective Amendment No. 1 to Form S-8 Registration Statement No.333-123617
Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123620
Post-effective Amendment No. 1 to Form S-8 Registration Statement No.333-137766
Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137767
Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144707
Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144708

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

North State Bancorp
(Exact name of issuer as specified in its charter)

North Carolina	67-1177289
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6204 Falls of the Neuse Road, Raleigh, North Carolina 27609
(Address of Principal Executive Offices)     (Zip Code)

Stock Option Plan for Non-Employee Directors
Stock Option Plan for Employees
2003 Stock Plan
 (Full title of the plan)

Larry D. Barbour,	Copy to:
President and Chief Executive Officer	Alexander M. Donaldson, Esq.
North State Bancorp	Wyrick Robbins Yates & Ponton LLP
6204 Falls of the Neuse Road	4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27609	Raleigh, North Carolina 27607
(919) 787-9696	(919) 781-4000
(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting	company)

EXPLANATORY NOTE

North State Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister shares of its common stock, no par value  (the “Common Stock”), originally registered by the Registrant pursuant to the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) for offer or sale pursuant to the Registrant’s Stock Option Plan for Non-Employee Directors, Stock Option Plan for Employees and 2003 Stock Plan (collectively, the “Prior Plans”).

Registration No. 333-97419 filed July 31, 2002 registering 330,000 shares of common stock,
Registration No. 333-107337 filed July 25, 2003 registering 34,608 shares of common stock,
Registration No. 333-110775 filed November 26, 2003 registering 28,793 shares of common stock,
Registration No. 333-110777 filed November 26, 2003 registering 5,899 shares of common stock,
Registration No. 333-123617 filed March 28, 2005 registering 23,649 shares of common stock,
Registration No. 333-123620 filed March 28, 2005 registering 82,166 shares of common stock,
Registration No. 333-137766 filed October 3, 2006 registering 322,715 shares of common stock,
Registration No. 333-137767 filed October 3, 2006 registering 81,377 shares of common stock,
Registration No. 333-144707 filed July 19, 2007 registering 612,958 shares of common stock, and
Registration No. 333-144708 filed July 19, 2007 registering 176,279 shares of common stock

The Registrant has terminated all offerings of Common Stock pursuant to the Prior Registration Statements. Accordingly, and in accordance with an undertaking made by the Registrant in each of the Prior Registration Statements, the Registrant hereby removes from registration any and all shares of Common Stock originally reserved for issuance under the Prior Plans and registered under the Prior Registration Statements which are unsold as of the date hereof.

Item 8.  Exhibits

Exhibit No.	Description

24.1
Power of Attorney (incorporated by reference to the following Registration Statements on Form S-8: Registration No. 333-97419 filed July 31, 2002, Registration No. 333-107337 filed July 25, 2003, Registration No. 333-110775 filed November 26, 2003, Registration No. 333-110777 filed November 26, 2003, Registration No. 333-123617 filed March 28, 2005, Registration No. 333-123620 filed March 28, 2005, Registration No. 333-137766 filed October 3, 2006, Registration No. 333-137767 filed October 3, 2006, Registration No. 333-144707 filed July 19, 2007 and Registration No. 333-144708 filed July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, North State Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 24th day of July 2012.

NORTH STATE BANCORP

By:	/s/ Larry D. Barbour
Larry D. Barbour, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Larry D. Barbour	President, Chief Executive Officer and Director	July 24, 2012
Larry D. Barbour	(principal executive officer)

/s/ Kirk A. Whorf	Chief Financial Officer (principal financial	July 24, 2012
Kirk A. Whorf	officer)

/s/ JoAnn B. Bratton	Controller (principal accounting officer)	July 24, 2012
JoAnn B. Bratton

/s/ Forrest H. Ball*	Director	July 24, 2012
Forrest H. Ball

/s/ James C. Branch*	Director	July 24, 2012
James C. Branch

/s/ Charles T. Francis*	Director	July 24, 2012
Charles T. Francis

/s/ Glenn Futrell*	Director	July 24, 2012
Glenn Futrell

/s/ Jeanette W. Hyde*	Director	July 24, 2012
Jeanette W. Hyde

/s/ J. Keith Keener*	Director	July 24, 2012
J. Keith Keener

/s/ Burley B. Mitchell, Jr.*	Director	July 24, 2012
Burley B. Mitchell, Jr.

/s/ Barry W. Partlo*	Director	July 24, 2012
Barry W. Partlo

/s/ W. Harold Perry*	Director	July 24, 2012
W. Harold Perry

/s/ Fred J. Smith, Jr.*	Director	July 24, 2012
Fred J. Smith, Jr.

/s/ Jack M. Stancil*	Director	July 24, 2012
Jack M. Stancil

*By: /s/ Kirk A. Whorf
Kirk A. Whorf
Attorney-in-Fact